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                                                                    EXHIBIT 21.1


                          CORNERSTONE NATURAL GAS, INC.

                         SCHEDULE OF CORPORATE ENTITIES


                                                                 STATE OF
ENTITY                                                           INCORPORATION
- ------                                                           -------------

Cornerstone Natural Gas, Inc.                                    Delaware

Wholly-owned Subsidiaries of Cornerstone Natural Gas, Inc.:

     1.  Cornerstone Gas Resources, Inc.                         Delaware

     2.  Cornerstone Gas Processing, Inc.                        Delaware

     3.  Cornerstone Gas Gathering Company                       Delaware

     4.  Cornerstone Pipeline Company                            Delaware

     5.  Dubach Gas Company                                      Texas

     6.  Endevco Producing Company                               Delaware

     7.  Pentex Pipeline Company                                 Texas